UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 20, 2012
Date of Report (Date of Earliest event reported)

STAKOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24723	88-0393257
(State or other jurisdiction	(Commission File	(IRS Employer Identification
of incorporation)	Number)	No.)

8640 Philips Highway, Suite 5, Jacksonville, FL  32256
 (Address of principal executive offices)  (Zip Code)

(904) 425-1209
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act
[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01:  Other Events

On January 20, 2012, the Company caused a total of 110,878,570 common shares, previously issued to members of the Board of Directors, and other shareholders to be cancelled.  In the process of cancelling the shares held by members of the Board of Directors, nine million common shares were issued (three million to each member) to those same members.

As of February 28, 2012, the total number of issued and outstanding common shares of Stakool, Inc. is 74,604,667 shares.

The total issued and outstanding shares will increase slightly as remaining shares are issued to Anthus Life Corp investors and as they are converted to Stakool, Inc. shareholders pursuant to the Purchase Agreement entered into between the parties, and on a 1:1 basis.

Additionally, the agreement for payments for the purchase of Stakool, and noted in Note 5 of the Notes to the Financial Statements in our Form 10-K for the period ended September 30, 2011, and filed electronically, have been revised and restructured in order to allow the Company to make the remaining payments on a monthly basis throughout the calendar year of 2012.

To date, the Company is current on its obligations regarding the above-referenced payments.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012	STAKOOL, INC.

By: /s/ Peter Hellwig
Peter Hellwig
President/CEO/Director